AMENDMENT NO. 2 TO MASTER SPONSORED RESEARCH AGREEMENT
This Amendment No. 2 to the Master Sponsored Research Agreement (“Amendment No. 2”) by and between The Trustees of the University of Pennsylvania, a Pennsylvania nonprofit corporation (“Penn”), with offices located at Penn Center for Innovation, 3600 Civic Center Blvd., 9th Floor, Philadelphia, PA 19104-4310, and IVERIC bio Gene Therapy LLC (successor-in-interest to IVERIC bio, Inc., One Penn Plaza, Suite 3520, New York, NY 10119.), a Delaware limited liability company (“Sponsor”), having a place of business at Five Penn Plaza, Suite 2372, New York, NY 10001 is dated as of May 18, 2021 (the “Amendment No. 2 Effective Date”). Penn and Sponsor may be referred to herein as a “Party” or, collectively, as “Parties”.
RECITALS:
WHEREAS, the Parties entered into a Master Sponsored Research Agreement dated June 6, 2018, as amended by Amendment No. 1 on October 1, 2019 (“Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement; and
WHEREAS, the Parties now desire to amend the Agreement as set forth herein.
NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:
1.Term. Section 7.1 of the Agreement is hereby deleted and replaced with the following:
The term of this Agreement shall begin on the Effective Date (June 6, 2018) and shall end four (4) years from the Effective Date (on June 6, 2022) unless terminated sooner pursuant to Sections 2.2 or 7.2 hereof. This Agreement may be extended or renewed only by mutual written agreement executed by duly authorized representatives of the Parties.
2.The Agreement, including any Exhibits and as amended by Amendment No. 1, and this Amendment No. 2, constitutes and contains the entire understanding and agreement of the Parties respecting the subject matter hereof and cancel and supersedes any and all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter. For clarity, as of the Amendment No. 2 Effective Date, there are ongoing Statements of Work under the Agreement and this Amendment No. 2 does not affect the continued effect of those Statements of Work. No waiver, modification or amendment of any provision of the Agreement and/or this Amendment No. 2 shall be valid or effective unless made in a writing referencing the Agreement and/or this Amendment No. 2 and signed by a duly authorized officer of each Party.
3.This Amendment No. 2 may be executed in counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. A portable document format (PDF) or electronic copy of this Amendment No. 2, including the signature pages, will be deemed an original.
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IN WITNESS WHEREOF, the duly authorized representatives of the Parties hereby execute this Amendment No. 2 as of the date first written above.

THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA By: /s/ Christine S. Baxter Name: Christine S. Baxter Title: Sr. Assoc. Dir., Corp. Contracts	IVERIC BIO GENE THERAPY LLC By: /s/ Abraham Scaria Name: Abraham Scaria Title: Chief Scientific Officer